Exhibit 99

News Release

CCNE	Contact: Charles R. Guarino
NASDAQ	Treasurer
L I S T E D	(814) 765-9621

CNB FINANCIAL INCREASES QUARTERLY DIVIDEND CLEARFIELD, PENNSYLVANIA – November 12, 2008

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 16.5 cents per share quarterly dividend payable on December 15, 2008 to shareholders of record on December 2, 2008. This dividend represents a 0.5 cent increase from the previous level of 16 cents per share.

CNB Financial Corporation is a $1 billion bank holding company conducting business primarily through CNB Bank, the Corporation's principal subsidiary. CNB Bank operations include two loan production offices, a private banking division, and twenty-four full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.bankcnb.com and www.eriebank.net.